ADDENDUM SIGNATURE PAGE TO
                FORM 5 OF HARRY LEBOVITZ DATED FEBRUARY 15, 2005

The attached Form 5 is submitted by and on behalf of the following reporting persons:

      1.    The primary filer, Mr. Harry Lebovitz;

      2. Hill Industries, Inc. with an address of 19734 Dearborn Street, Chatsworth, CA 91311; and

      3. Hill Industries, LLC, with an address of 19734 Dearborn Street, Chatsworth, CA 91311.

Mr. Lebovitz has signing authority for each of Hill Industries, Inc. and Hill Industries, LLC.


                               /s/ Harry Lebovitz                    2/15/05
                               --------------------------
                               Harry Lebovitz


                               Hill Industries, Inc.

                               By: /s/ Harry Lebovitz                2/15/05



                               Hill Industries, LLC

                               By: /s/ Harry Lebovitz                2/15/05